Back to Form 8-K
Exhibit 10.6

WELLCARE HEALTH PLANS, INC.
2004 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

This NON-QUALIFIED STOCK OPTION AGREEMENT (the “Agreement”) is made and entered into effective as of [•], by and between WellCare Health Plans, Inc., a Delaware corporation (the “Company”), and [•] (the “Optionee”).

RECITALS

In consideration of services to be rendered by the Optionee as an employee of or service provider to the Company or any of its Subsidiaries and to provide incentive to the Optionee to remain with the Company or any of its Subsidiaries, it is in the best interests of the Company to make a grant of an Option to Option in accordance with the terms of this Agreement; and

The Option is granted pursuant to the WellCare Health Plans, Inc. 2004 Equity Incentive Plan (the “Plan”) which is incorporated herein for all purposes.  The Optionee hereby acknowledges receipt of a copy of the Plan.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Grant of Option.  The Company hereby grants, on the date set forth above, to Optionee, an option (the “Option”) to purchase up to [•] shares of the Company’s Common Stock, $0.01 par value per share (the “Shares”), at an exercise price per share equal to $[•] (the “Option Price”).  The Option shall be subject to the terms and conditions set forth in this Agreement and in the Plan.  The Option is a Non-Qualified Stock Option, and not an Incentive Stock Option.  As a condition to entering into this Agreement, and as a condition to the issuance of the Option, the Optionee agrees to be bound by all of the terms and conditions herein and in the Plan.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof and all applicable laws and regulations.

2.           Definitions.  Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

3.           Exercise Schedule.  Except as otherwise provided in Sections 6 and 7 of this Agreement, or in the Plan, the Option is exercisable in installments as provided below, which shall be cumulative.  To the extent that the Option has become exercisable with respect to a percentage of Shares as provided below, the Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date upon which the Optionee shall become entitled to exercise the Option with respect to the percentage of the total Shares granted as indicated beside the date indicated in the table below (each such date being a “Vesting Date”), provided that the Optionee’s employment with the Company or any its Subsidiaries continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

Notwithstanding anything contained herein to the contrary, once the Option has vested and become exercisable with respect to 100% of the Shares, then the Option shall be fully vested and the provisions of the preceding sentence shall cease to apply.

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Optionee’s employment or service with the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

4.           Method of Exercise.  The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (which number must be a whole number), and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the Option Price.  This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the Option Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements.  No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

5.           Method of Payment.    Payment of the Option Price shall be by any of the following, or a combination thereof, at the election of the Optionee:  (a) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (b) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise, (c) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (d) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the Option which, when multiplied by the

Fair Market Value of a share of Common Stock on the date of exercise, is equal to the Option Price payable with respect to the portion of the Option being exercised or (e) by any combination of the foregoing.

              In the event the Optionee elects to pay the Option Price pursuant to clause (b) above, (i) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (ii) the Optionee must present evidence acceptable to the Company that the Optionee has owned any such shares of Common Stock tendered in payment of the Option Price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (iii) Common Stock must be delivered to the Company.  Delivery for this purpose may, at the election of the Optionee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the Option Price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the Optionee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the Optionee to a brokerage account specified by the Company.  When payment of the Option Price is made by delivery of Common Stock, the difference, if any, between the Option Price payable with respect to the portion of the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash.  The Optionee may not tender shares of Common Stock having a Fair Market Value exceeding the Option Price payable with respect to the portion of the Option being exercised (plus any applicable taxes).

              In the event the Optionee elects to pay the Option Price pursuant to clause (d) above, (i) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (ii) the Optionee must present evidence acceptable to the Company that the Optionee has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the Option Price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise.  When payment of the Option Price is made by withholding of Shares, the difference, if any, between the Option Price payable with respect to the portion of the Option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash.  The Optionee may not authorize the withholding of Shares having a Fair Market Value exceeding the Option Price payable with respect to the portion of the Option being exercised (plus any applicable taxes).  Any withheld Shares shall no longer be issuable under the Option.

6.           Termination of Optionee’s Service.

(a)           Death or Disability.  If the Optionee ceases to be an officer or employee of, or to perform other services for, the Company or any Subsidiary due to the Optionee’s death or Disability, the portion of the Option that was exercisable on the date of such cessation shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date provided in Section 7(a) below; provided that the Option shall immediately terminate and become null and void in the event that the Optionee engages in Competition during such 180 day period, unless the Optionee has received written consent to do so from the Company.

                (b)           Retirement.  If the Optionee ceases to be an officer or employee of, or to perform other services for, the Company or any Subsidiary due to the Optionee’s Retirement, the portion of the Option that was exercisable on the date of such cessation shall remain so for a period of 90 days from the date of such Retirement, but in no event after the expiration date provided in Section 7(a) below; provided that the Option shall immediately terminate and become null and void in the event that the Optionee engages in Competition during such 90 day period, unless the Optionee has received written consent to do so from the Company.

(c)           Termination for Cause.  If the Optionee’s employment by, or other performance of services for, the Company or any Subsidiary is terminated for Cause, the Option shall expire and be forfeited immediately upon such termination, whether or not then exercisable.

(d)           Other Termination of Service.  If the Optionee ceases to be an officer or employee of, or to perform other services for, the Company or any Subsidiary for any reason other than death, Disability, Retirement or Cause, the portion of the Option that was exercisable on the date of such cessation shall remain so for a period of 90 days after the date of such cessation, but in no event after the expiration date provided in Section 7(a) below; provided that the Option shall immediately terminate in the event that the Optionee engages in Competition during such 90 day period, unless the Optionee has received written consent to do so from the Company.

(e)           Termination of Service Following a Change in Control.  Notwithstanding the foregoing, if the Optionee ceases to be an officer or employee of, or to perform other services for, the Company or any Subsidiary, and the Optionee’s service was terminated (i) by the Company without Cause, (ii) by reason of the Optionee’s death, Disability, or Retirement, or (iii) by the Optionee for Good Reason, within twelve months after there is a Change in Control of the Company, as defined in Section 2(c) of the Plan, then the Option shall be immediately fully exercisable and shall remain so for the applicable period following the Optionee’s termination of service, as described in this Section 6.

(f)            Extension of Post-Termination of Service Exercise Period.  The period during which the Option can be exercised after a termination of service subject to Sections 6(a), (b), (d) or (e) above will be extended for any period during which the Optionee cannot exercise the Option because such an exercise would violate an applicable Federal, state, local, or foreign law, until 30 days after the exercise of the Option first would no longer violate an applicable Federal, state, local, and foreign laws.

7.           Other Termination of Option.

(a)           Expiration of Option.  Notwithstanding anything to the contrary, any unexercised portion of the Option shall automatically and without notice terminate and become null and void on the seventh anniversary of the date as of which the Option is granted.

(b)           Cancellation by the Committee.  Notwithstanding anything to the contrary, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c) of the Plan, the Committee may, in its discretion, (i) cancel the Option in consideration for payment to the Optionee of an amount equal to the portion of the consideration that would have  been payable to the Optionee pursuant to such transaction if the Option had been fully exercised immediately prior to such transaction, less the aggregate Option Price that would have been payable therefor, or (ii) if the amount that would have been payable to the Optionee pursuant to such transaction if the Option had been fully exercised immediately prior thereto would be equal to or less than the aggregate Option Price that would have been payable therefor, cancel the Option for no consideration or payment of any kind.  Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

(c)           Corporate Transactions.  Notwithstanding anything to the contrary, to the extent not previously exercised, the Option shall terminate immediately in the event of the liquidation or dissolution of the Company.

8.           Transferability.  Unless otherwise determined by the Committee, the Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee, or the Optionee’s guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

9.           Rights of with Respect to the Option.

(a)           Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

(b)           If at any time while this Agreement is in effect (or the Option granted hereunder shall be or remain unvested while Optionee’s employment or provision of services continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then and in that event, the Committee shall make any adjustments it deems fair and appropriate, in view of such increase or decrease, in the number of Shares and to the Option Price then subject to this Agreement.  If any such adjustment shall result in a fractional share, such fraction shall be disregarded and no share will be issued in connection with such fraction.

(c)           In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding the Option shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

(d)           Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or the Option awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, (ii) any merger, consolidation or similar transaction by or of the Company, (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Option and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Option includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing, (iv) the dissolution or liquidation of the Company, (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company, or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

10.         No Right to Continued Employment or Service.  Neither the Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11.         Law Governing.  This Agreement shall be governed in accordance with and governed by the internal laws of the State of Delaware.

12.         Interpretation / Provisions of Plan Control.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement.  The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

13.         Notices.  Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 8735 Henderson Road, Renaissance One, Tampa, Florida 33634, or if the Company should move its principal office, to such principal office, and, in the case of the Grantee, to the Grantee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

                14.         Tax Consequences.  Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)           The Optionee will not recognize any income on receipt of the Option.

(b)           The Optionee will recognize ordinary income at the time he exercises the Option equal to the amount by which the Fair Market Value of the Shares on the date of exercise exceeds the Option Price paid for the Shares.  The amount so recognized is subject to federal withholding and employment taxes if the Optionee is an employee.

(c)           The Optionee’s tax basis for the Shares received as a result of the exercise of the Option will be equal to the Fair Market Value of those Shares on the date of the exercise.

(d)           Upon the sale of the Shares, the Optionee will recognize a capital gain or loss on the difference between the amount realized from the sale of the Shares and the Fair Market Value on the date of exercise.  The gain or loss would be short- or long-term depending upon whether the Shares were held for at least one year after the date of exercise of the Option.

15.         Forfeiture and Company Right to Recover Option Gains.  If, at any time, the Board or the Committee, as the case may be, in its sole discretion determines that any action or omission by the Optionee constituted (a) wrongdoing that contributed to (i) any material misstatement in or omission from any report or statement filed by the Company with the U.S. Securities and Exchange Commission or (ii) a statement, certification, cost report, claim for payment, or other filing made under Medicare or Medicaid that was false, fraudulent, or for an item or service not provided as claimed, (b) intentional or gross misconduct, (c) a breach of a fiduciary duty to the Company or a Subsidiary or (d) fraud, then in each such case, commencing with the first fiscal year of the Company during which such action or omission occurred, the Optionee shall forfeit (without any payment therefore) up to 100% of any unexercised portion of the Option (whether vested or unvested) and shall repay to the Company, upon notice to the Optionee by the Company, up to 100% of the pre-tax value of the gains realized by the Optionee pursuant to the exercise of any portion of the Option during and after such fiscal year.  The Board or the Committee, as the case may be, shall determine in its sole discretion the date of occurrence of such action or omission, the percentage of the Option that shall be forfeited and the percentage of the pre-tax value of the gains realized pursuant to the exercise of the Option that must be repaid to the Company.

16.         Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Option hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

WELLCARE HEALTH PLANS, INC.

By:
Name: Alec Cunningham
Title: Chief Executive Officer

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

OPTIONEE:

By: _________________________________
[•]